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                                                                    EXHIBIT 23.1


                    CONSENT OF KPMG LLP INDEPENDENT AUDITORS


The Board of Directors
Talarian Corporation:



We consent to the incorporation by reference in the registration statements (Nos. 333-41946 and 333-63670) on Form S-8 of Talarian Corporation of our report dated October 26, 2001, relating to the consolidated balance sheets of Talarian Corporation and subsidiary as of September 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss and cash flows for each of the years in the three-year period ended September 30, 2001, and the related financial statement schedule, which report appears herein.

Mountain View, California
December 21, 2001